                                                                    Exhibit 10.3

                                    AMENDMENT
                                       TO
                                 LOAN DOCUMENTS

         This Amendment to Loan Documents is entered into as of June 24, 1999 (the "Amendment"), by and between IMPERIAL BANK ("Bank") and VARIAGENICS, INC. ("Borrower").

                                    RECITALS

A. Borrower and Bank are parties to that certain Loan Agreement dated as of July 10, 1998, as amended (thc "Loan Agreement"), to that certain General Security Agreement dated as of June 10, 1998, as amended (the "Security Agreement"), to that certain Promissory Note (Equipment Loans) and that certain Promissory Note (Bridge Loan), both executed in connection with the Loan Agreement and dared as of July 10, 1.998 (collectively, the "Notes"). The parties desire to amend the Loan Agreement, the Security Agreement, and the Notes in accordance with the terms of this Amendment

         NOW, THEREFORE, the parties agree as follows:

A. Sections 1a, 1b and 1c of the Loan Agreement are amended in their entirety to read as follows:

              1.   Equipment Loans.

                   a    OUTSTANDING EQUIPMENT LOANS. Subject to the terms and
conditions of this Agreement, Bank has made advances in an aggregate outstanding principal amount equal to Three Hundred Thousand Dollars ($300,000) ("the Equipment Loans"). Borrower may not request or receive any further Equipment Loans. Equipment Loans, once repaid, may not be reborrowed.

                   b.   [Intentionally omitted.]

                   c. PAYMENT OF EQUIPMENT LOANS. Borrower shall pay the aggregate amount of the Equipment Loans in thirty-three (33) equal monthly installments of principal, plus all accrued interest, beginning on March 31, 1999 and continuing on the last day of each month through the Equipment Loan Maturity Date, at which time all amounts due under this Section 1 shall be immediately due and payable. Borrower may prepay any Equipment Loans without penalty or premium.

                   Without limiting Borrower's obligations under Section 12(b)(vi) of this Agreement, if any Qualified Equipment purchased with the proceeds of any Equipment Loan is at any lime sold, assigned or otherwise transferred, Borrower will prepay the outstanding principal of the Equipment Loans, on the date of such sale, assignment or transfer, in an amount equal to the fair market value of the proceeds received by Borrower on the dare of such sale, assignment, or transfer. Any such optional or mandatory prepayments shall reduce each of the remaining installment payments of principal on the Equipment Loans in such mariner among Equipment Loans as Bank shall determine.

         B. The first sentence of Section 1d is hereby amended in its entirety to read as follows: "The obligations of Borrower in respect of the Equipment Loans and any interest accrued thereon shall be evidenced by a Promissory Note executed and delivered to Bank on the date hereof, in the face amount of $1,200,000, as amended from rime to time including without limitation by that certain Amendment to Loan Documents dated as of June 24, 1999."

         C. Section 2a of the Loan Agreement is hereby amended in its entirety to read as follows:

                   a. COMMITMENT TO MAKE BRIDGE LOANS. Bank hereby commits, subject to all the terms and conditions of this Agreement, and prior to the termination of Bank's commitment to make Bridge Loans hereunder as hereinafter provided, to make loans to Borrower from time to time ("Bridge Loans") in such amounts up to, but not exceeding in the aggregate unpaid balance at any time, the Bridge Loan Commitment Amount at such time. Bank's commitment to make Bridge Loans hereunder shall terminate on the Bridge Loan Maturity Date, Bank shall have no obligation hereunder to make any Bridge Loans to Borrower after that date, and all amounts due under this Section 2 shall be immediately due and payable on such date. Notwithstanding the foregoing, Bank's commitment to make Bridge Loans hereunder may terminate at any time in accordance with Sections 13 or 14 hereof, subject to the forbearance extended under this Amendment. Bank's commitment to make Bridge Loans hereunder shall terminate on the date on which any mandatory prepayment shall be required pursuant to Section 4 hereof.

         D. The reference to "July 9,1999" in Section 2(c) of the Loan Agreement is hereby amended to read "the Bridge Loan Maturity Date".

         E. Section 3 of the Loan Agreement is hereby deleted in its entirety.

         F. Part (b) of the first sentence of Section 5 of the Loan Agreement is hereby amended in its entirety to reed as follows: "(b) on the aggregate outstanding principal amount of Bridge Loans at the rate of one percent (1.0%) per annum in excess of the Bank's Prime Rate, provided that that portion of the Bridge Loan advanced by Bank from and after June 24, 1999 through the date of the Equity Event shall bear interest, on the average outstanding daily balance thereof, at a rate equal to two percent (2%) per annum in excess of the Bank's Prime Rate".

         G. The last sentence of Section 5 is hereby deleted from the Loan Agreement.

         H. Section 8 of the Loan Agreement is amended by adding the following to the end of the first paragraph thereof:

         Such Letter of Credit shall have a expiration date of no later than June 30, 2000. Borrower shall pledge cash in the form of a certificate of deposit at the Bank, on terms reasonably acceptable to Bank, in an amount equal to fifty percent (50%) of the face amount of the Letter of Credit at any given time as long as Bank has any obligations thereunder.

         I. Certain defined terms in Section 9 of the Loan Agreement are hereby added or amended to read as follows:

                  "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                  "Bridge Loan Commitment Amount" means a credit extension of up to Nine Hundred Thousand Dollars ($900,000), provided that Borrower will have a right to request no more than Four Hundred Thousand Dollars ($400,000) plus the Three Hundred Thousand Dollars ($300,000) already outstanding on June 24, 1999, until the Equity Event occurs.

                  "Bridge Loan Maturity Date" means July 31, 1999. Notwithstanding the foregoing, if the Equity Event occurs on or before July 31, 1999, "Bridge Loan Maturity Date" shall thereafter mean June 30, 2000.

                  "Equipment Loan Maturity Date" means November 30, 2001.

                  "Equity Event" means both (i) the conversion of all convertible debt owing by Borrower into equity and (ii) the receipt by Borrower of cash proceeds from the sale or issuance of its equity securities in an amount of not less than Five Million Dollars ($5,000,000) after June 24, 1999, both of which must occur on or before July 31, 1999.

                  "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Associated Person.

         J. The definition of "Equipment and Bridge Loan Commitment Amount is hereby deleted from the Loan Agreement.

         K. The words "prior to the closing of a Qualified Financing" are hereby deleted from the definition of "Quick Ratio" in Section 9 of the Loan Agreement.

         L. A new Section 11j is hereby added to the Loan Agreement to read as follows:

                  i. YEAR 2000. Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Materially Adverse Effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

         M. Sections 12(a)(ii)(B) and (C) arc hereby deleted from the Loan Agreement.

         N. The following new affirmative covenants are added to Section 12a of the Loan Agreement to read as follows:

                  x. YEAR 2000 COMPLIANCE. Borrower shall perform all acts reasonably necessary to ensure that Borrower and any business in which Borrower holds a substantial interest become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. Borrower shall also take reasonably necessary steps to ensure that it will not be materially adversely affected as a result of any customer, supplier or vendor's failure to become Year 2000 complaint. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

                  xi. MINIMUM REVENUE. Borrower shall have revenue of not less than Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) for the fiscal year ending on December 31, 1999. Borrower shall have revenue of not less than One Million Five Hundred Thousand Dollars ($1,500,000) for each fiscal quarter thereafter.

                  xii EQUITY EVENT. The Equity Event shall occur on or before July 31, 1999.

         O. The reference in Section 12(c)(i)(A) of the Loan Agreement to "30 days" is hereby amended to read "25 days". The reference in Section 12(c)(i)(B) of the Loan Agreement to "30 days" is hereby amended to read "25 days". The reference in Section 12(c)(i)(C) of the Loan Agreement to "90 days" is hereby amended to read "120 days".

         P. The reference in the first paragraph of the Security Agreement to "the Loan Agreement, dated as of the date hereof is hereby amended to read "the Loan Agreement, dated as of July 10".

         Q. The last sentence of the paragraph on the first page of the Security Agreement entitled "COLLATERAL", which reads "Collateral shall not include any patents, registered trademarks, service marks or copyrights" is hereby deleted from the Loan Agreement, but the original language shall be reinstated automatically without the need for further amendment upon the occurrence of the Equity Event on or before July 31, 1999.

         R. The following new Sections 15 and 16 are hereby added to the Security Agreement to read as follows;

                  15. The Collateral shall include any and all certificates of deposit pledged by Obligor to Bank to secure all of Obligor's indebtedness and obligations under the Loan Agreement, including certificate of deposit number 4275670001 held by Bank, together with all proceeds and substitutions thereof any interest thereon, and all cash and noncash proceeds of the foregoing, but subject to reduction from time to time in accordance with Section 8 hereof.

                  16. Prior to the maturity of any certificates of deposit pledged as Collateral held by Bank pursuant hereto (the "CD Collateral"), Obligor and Bank shall agree upon a security or instrument similar in form, quality and substance in the original CD Collateral in which the proceeds of the CD Collateral can be reinvested on maturity. Upon maturity of the CD Collateral in accordance with its terms, or in the event the CD Collateral otherwise becomes payable during the term of this Agreement, such maturing CD Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Obligor and the proceeds therefrom used to purchase the security or instrument agreed to by Obligor and Bank in accordance with the immediately preceding sentence. If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by Bank in which Bank has a first priority security interest until such time as an agreement as to the security replacing the original CD Collateral can be reached. Bank may retain any such successor collateral and the proceeds therefrom as CD Collateral in accordance with the terms of this Agreement Notwithstanding termination of this Agreement, Bank's Lien on the CD Collateral shall remain in effect for so long as any obligations of Obligor to Bank, under the Loan Agreement or otherwise, are outstanding. This Section 16 shall be subject to the right of the Borrower to reduce the amount of the CD Collateral in accordance with Section 8 hereof.

         S. The Compliance Certificate to be delivered after the date of this Amendment shall be in substantially the form of EXHIBIT B hereto.

         T. The Notes are amended to conform to the changes in the Loan Agreement and the Security Agreement effected by this Amendment.

         U. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Loan Agreement Except as amended, the Loan Agreement, the Security Agreement, and the Notes remain in full force and effect.

         V. Borrower acknowledges that it is in default under Sections 12(a)(ii), 12(b)(i), and 12(c)(i) of the Loan Agreement. Bank does not waive Borrower's obligation to comply with such provisions or any other failure by Borrower to perform its obligations under the Loan Documents. Borrower acknowledges that Bank has not exercised many of its rights which have arisen as a result of Borrower's failure to perform its obligations under the Loan Documents, including without limitation the right to charge a higher interest rate under Section 6 of the Loan Agreement, and Bank reserves all of its rights arising from any such failure. However, Bank agrees to forbear from exercising such rights until July 31, 1999, at which time, if the Equity Event has occurred and if no material Event of Default has occurred which is continuing on such date, Bank hereby agrees to waive the defaults mentioned above. Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment, and that no Event of Default, except as mentioned above, has occurred and is continuing.

         W. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         X. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a) this Amendment, duly executed by Borrower,

                  (b) six affirmation of subordination agreements;

                  (c) payment of an amendment fee equal to Three Thousand Dollars ($3,000) plus all Bank Expenses incurred through the date of this Amendment;

                  (d) Corporate Resolutions to Borrow;

                  (e) an intellectual property security agreement;

                  (f) Pledge and Security Agreement;

                  (g) a warrant to purchase stock;

                  (h) four amendments to UCC filings, which will have the collateral description on the attached EXHIBIT A;

                  (i) Amendment to Stock Purchase Warrant;

                  (j) Assignment Separate from Certificate, with stock certificates;

                  (k) an audit of the Collateral, the results of which shall be satisfactory to Bank; and

                  (l) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         Y. Attached hereto is a schedule of all amounts that Borrower owes on account of any Indebtedness for Borrowed Money.

         Z. Borrower shall take such actions as Bank reasonably requests to complete its due diligence (including obtaining fully executed copies of all documents necessary to perfect Bank's security interest in Borrower's intellectual property) concerning Borrower's intellectual property by July 21, 1999, and to perfect its security interest in Borrower's intellectual property an or after August 1, 1999, should such perfection be permitted under the Loan Documents as hereby amended, and any failure by Borrower to fully cooperate with Bank on these matters shall constitute an Event of Default under Section 13 of the Loan Agreement. No public filing will be made to perfect Bank's security interest in Borrower's intellectual property until August 1, 1999 and then only if the Equity Event has not yet occurred as of that date.

         AA. Bank hereby agrees that it will release all its liens on Borrower's intellectual property if the Equity Event occurs by July 31, 1999 and if no Event of Default has occurred and is continuing under Sections 13 (i), (ix) (with respect to an assignment for the benefit of creditors only), (x) and (xi) of the Loan Agreement at such time.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VARIAGENICS, INC.

By: /s/ RICHARD P. SHEA
   ---------------------------------
Title: VICE PRESIDENT, FINANCE
      ------------------------------
IMPERIAL BANK

By: /s/ KAREN DUNN
   ---------------------------------
Title: VICE PRESIDENT
      ------------------------------

                                    EXHIBIT A
                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

         All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

         (i) all accounts receivable, accounts, chattel paper, contract fights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements;

         (ii) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as "Bank" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

         (iii) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory);

         (iv) all guarantees and other security therefor;

         (v) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

         (vi) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph arc sometimes herein individually and collectively referred to as the "Patents"); and

         (vii) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

                                    EXHIBIT B


                             COMPLIANCE CERTIFICATE


TO:   IMPERIAL BANK
FROM: VARIAGENICS, INC.

The undersigned authorized officer of Variagenics, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

         Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                          REQUIRED                             COMPLIES
------------------                          --------                             --------
Monthly financial statements                Monthly within 25 days              Yes     No
Quarterly financial statements              Quarterly within 25 days            Yes     No
Annual (CPA Audited)                        FYE within 120 days                 Yes     No
A/R and A/Pagings                           Monthly within 20 days              Yes     No

FINANCIAL COVENANT                           REQUIRED            ACTUAL          COMPLIES
------------------                           --------            ------          --------
Maintain on a monthly basis:
     Minimum Quick Ratio                    1.40:1.00           _____:1.00      Yes     No
     Minimum Revenue (annual/quarterly)              *        $                 Yes     No

* Borrower shall have revenue of not less than $2,250,000 for the fiscal year ending on 12/31/99. Borrower shall have revenue of not less than $1,500,000 for each fiscal quarter thereafter.

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE
         --------------------------------
TITLE
     ------------------------------------
DATE
    -------------------------------------

           SCHEDULE OF ALL BORROWER'S INDEBTEDNESS FOR BORROWED MONEY

Imperial Bank
Indebtedness and Uncollateralized Portion of LC
FY 1999

         ACCOUNT PER T/B                                              MAY
         ---------------                                              ---
         Capital Lease Short-Term                                   166,298
         Capital Lease Long-Term                                    279,073
         Long-Term Borrowing                                        572,728
         Encumbered Cash                                          1,000,000
                                                                  ---------
         Total Indebtedness                                       2,018,099
                                                                  =========